As filed with the Securities and Exchange Commission on October 5, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED ACCELERATOR APPLICATIONS S.A.

(Exact Name of Registrant as Specified in Its Charter)

France	2834	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20 rue Diesel

01630 Saint Genis Pouilly, France

+33 (0) 4 50 99 30 70

(Address, Including Zip Code and Telephone Number, of Registrant’s Principal Executive Offices)

CCS Global Solutions, Inc.

530 Seventh Avenue, Suite 909

New York, New York 10019

(888) 300-5067

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John G. Crowley, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	Jacques Naquet-Radiguet, Esq. Davis Polk & Wardwell LLP 121 Avenue des Champs-Elysées 75008 Paris, France	James A. Lebovitz, Esq. Dechert LLP 2929 Arch Street Philadelphia, PA 19104

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-213806

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)
Ordinary shares, €0.10 nominal value per share	$28,750,000	$3,332.13
(1)	The registration fee is calculated in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered securities at an aggregate offering price not to exceed $143,750,000 on a Registration Statement on Form F-1, as amended (File No. 333-213806), which was declared effective by the Securities and Exchange Commission on October 5, 2016. Includes the aggregate offering price of shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Includes ordinary shares represented by American Depositary Shares, or ADSs, which the underwriters have the option to purchase. Each ADS represents two ordinary shares.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-213806) of Advanced Accelerator Applications S.A. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 5, 2016 are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 5, 2016.

ADVANCED ACCELERATOR APPLICATIONS S.A.

By:	/s/ Stefano Buono
Name: Stefano Buono
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 5, 2016 in the capacities indicated:

Name	Title

/s/ Stefano Buono	Chief Executive Officer and Director (principal executive officer)
Stefano Buono
/s/ Heinz Mäusli	Chief Financial Officer (principal financial officer and principal accounting officer)
Heinz Mäusli

*	Chairman of the Board
Claudio Costamagna

*	Director
François Nader

*	Director
Kapil Dhingra

*	Director
Steve Gannon

Director
Yvonne Greenstreet

*	Director
Christian Merle

*	Director
Leopoldo Zambeletti

/s/ Edward A. Sturchio	Authorized Representative in the United States
Edward A. Sturchio

* By:	/s/ Stefano Buono
	Name:	Stefano Buono
	Title:	Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Davis Polk & Wardwell LLP, counsel to Advanced Accelerator Applications S.A., as to the validity of the ADSs.

8.1	Opinion of Orrick, Herrington & Sutcliffe (Europe) LLP, French tax counsel to Advanced Accelerator Applications S.A., as to French tax matters.

8.2	Opinion of Davis Polk & Wardwell LLP, U.S. tax counsel to Advanced Accelerator Applications S.A., as to U.S. tax matters.

23.1	Consent of KPMG S.A.

23.2	Consent of Davis Polk & Wardwell LLP, counsel to Advanced Accelerator Applications S.A., as to the validity of the ADSs (included in Exhibit 5.1).

23.3	Consent of Orrick, Herrington & Sutcliffe (Europe) LLP, French tax counsel to Advanced Accelerator Applications S.A. (included in Exhibit 8.1).

23.4	Consent of Davis Polk & Wardwell LLP, U.S. tax counsel to Advanced Accelerator Applications S.A. (included in Exhibit 8.2).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-213806), filed with the Commission on September 26, 2016 and incorporated herein by reference).